Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Kevin Oates for
Cereplast, Inc.
(310) 584-8331
Kevin.oates@ketchum.com

CEREPLAST RAISES $14.5 MILLION IN NEW EQUITY CAPITAL

Hawthorne, Calif., June 21, 2007 Cereplast, Inc. (OTC BB: CERP), manufacturer of proprietary bio-based renewable plastics, announced today that it has received $14.5 million in new capital through a private placement of common stock from a group of leading “green” institutional funds, including UBS Global Innovator Fund, Swisscanto Green Invest Fund, Fortis L Fund Equity Environmental Sustainability World, and Credit Suisse Future Energy Fund.

Cereplast intends to use the proceeds from the private placement to make capital investments in equipment to expand manufacturing and logistical operations, to commercialize a new family of bio-based resins with applications outside of the foodservice ware and packaging industry and to fund working capital needs, including manufacturing, sales, marketing, research and development.

 About Cereplast

Cereplast, Inc. (OTCBB:CERP) designs and manufactures proprietary bio-based, renewable plastics which are used as substitutes for petroleum-based plastics in all major converting processes – such as injection molding, thermoforming, blow molding and extrusions – at a pricing structure that is competitive with petroleum based plastics. Cereplast’s uniquely formulated resins are certified biodegradable and compostable by BPI (Biodegradable Products Institute). Learn more at www.cereplast.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.